Exhibit 4.3

                     Amendment of Articles of Incorporation
                         (To be submitted in duplicate)

Pursuant to the provisions of the General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1.   The present name of the Corporation is APPLIED DIGITAL SOLUTIONS, INC.

     The name under which it was originally organized was APPLIED CELLULAR TECHNOLOGY, INC.

2. An amendment to the Corporation's Articles of Incorporation was adopted by the shareholders on September 2, 2000

3.   Article Number THREE is amended to read as follows:


                                  SEE ATTACHED

The first sentence of Article Three is amended in its entirety to read as follows:

The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is Two Hundred, Fifty Million (250,000,000) shares, of which Five Million ($5,000,000) shares shall be preferred stock ("Preferred Stock") having a par value of $10.00 per share and Two Hundred, Forty-Five Million (245,000,000) shares shall be common stock ("Common Stock") having a par value of $.001 per share.

4. Of the 52,982,887 shares outstanding all of such shares were entitled to vote on such amendment.

     The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

     Class                                          Number of Outstanding Shares

     Common stock and preferred                     52,982,887
     stock (voting as one class)

5.   The number of shares voted for and against the amendment was as follows:

     Class                            No. Voted For            No. Voted Against

     Common stock and                 44,282,213               4,839,830
     preferred stock (voting
     as one class)

6. If the amendment changed the number or par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is:

     Common stock, $001 per share par value:  $245,000
     Preferred stock,  $10.00 per share par value: unchanged

     If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are:

     NOT APPLICABLE

7. If the amendment provides for an exchange reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

     NOT APPLICABLE

IN WITNESS WHEREOF, the undersigned, David A. Loppert, Vice President, has executed this instrument and its Secretary Richard T. Sullivan has affixed its corporate seal hereto and attested said seal on September 2, 2000.


                  Place
             CORPORATE SEAL
                  Here
        (If no seal, state "None")

                                             APPLIED DIGITAL SOLUTIONS, INC.


                                             By:  /S/ DAVID A. LOPPERT
                                                 -------------------------------
                                                  President or Vice President

ATTEST:

     /S/ RICHARD J. SULLIVAN
-----------------------------------
   Secretary or Assistant Secretary


State of Florida           )
                           )  SS
County of Palm Beach       )

         I, Lynn Anderson, a Notary Public, do hereby certify that on September 2, 2000 personally appeared before me David Loppert who, being by me first duly sworn, declared that he/she is the Vice President of Applied Digital Solutions, Inc., that he/she signed the foregoing documents as Vice President of the corporation and that the statements therein contained are true.


                                                   /S/ LYNN ANDERSON
                                            ------------------------------------
                                                      Notary Public

(Notarial Seal or Stamp)                    My commission expires:  8-22-2004
                                            My County of Commission:  Palm Beach